Exhibit 21



                         Subsidiaries of the Registrant

                                                           Jurisdiction
                                                                   Of
                                                           Incorporation

        Avenue Pictures, Inc.*                               Delaware

        Wombat Productions, Inc.*                            Delaware



























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*100% owned